     As filed with the Securities and Exchange Commission on April 25, 1997

                                               Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                BOWNE & CO., INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

          NEW YORK                                              13-2618477
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                345 HUDSON STREET
                            NEW YORK, NEW YORK 10014
                                 (212) 924-5500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             ----------------------

                             DOUGLAS F. BAUER, ESQ.
                                345 HUDSON STREET
                            NEW YORK, NEW YORK 10014
                                 (212) 924-5500
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

                            Vincent Pagano, Jr., Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                          New York, New York 10017-3909

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
       TITLE OF SHARES               AMOUNT TO         AGGREGATE PRICE          AGGREGATE           REGISTRATION
      TO BE REGISTERED             BE REGISTERED         PER UNIT(1)        OFFERING PRICE(1)           FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01          88,888             $25.75               $2,288,866              $693.60
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on the American Stock Exchange on April 24, 1997.

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   Subject to Completion, dated April 25, 1997

PROSPECTUS

                                Bowne & Co., Inc.

                          88,888 Shares of Common Stock
                                 $.01 Par Value


     This Prospectus relates to an aggregate of 88,888 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Bowne & Co., Inc., a New York corporation (the "Company"). All of the Common Stock offered hereby may be sold from time to time by and for the account of the Selling Stockholders named in this Prospectus (the "Selling Stockholders"). See "Selling Stockholders" herein.

     The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distribution." The Company will receive none of the proceeds from such sales. The Company will pay all expenses (other than underwriting and brokerage expenses, fees, discounts, and commissions, all of which will be paid by the Selling Stockholders) incurred in connection with the offering described in this Prospectus.

     The Selling Stockholders and any broker-dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, disclosing among other things the names of such brokers and dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

     The Common Stock of the Company is listed on the American Stock Exchange (symbol: BNE). On April 24, 1996, the closing price of the Common Stock was $25.625 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ________ __, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the Commission at the Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, on which the Company's Common Stock is listed. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement on Form S-3, as amended (the "Registration Statement"), of which this Prospectus is a part. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; and while the Company believes the descriptions of the material provisions of such contracts, agreements and other documents contained in this Prospectus are accurate summaries of such material provisions, reference is made to such contract, agreement or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act: (i) Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 1996; (ii) Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended January 31, 1997; and (iii) Current Report of the Company on Form 8-K dated February 10, 1997.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Bowne & Co., Inc., Attention: Douglas F. Bauer, Counsel & Corporate Secretary, 345 Hudson Street, New York, New York 10014, telephone (212) 924-5500.

                                   THE COMPANY

     The Company was incorporated in the State of New York in 1968. The Company, through its subsidiaries, is engaged in providing the timely and accurate preparation and distribution of documentation related to corporate and governmental financing, information management and compliance documentation services throughout the United States and Canada and also in London, Paris, Frankfurt, Hong Kong, Singapore, Jakarta and Mexico City, among other places, with affiliates worldwide.

     The Company's principal executive offices are located at 345 Hudson Street, New York, New York 10014, and the Company's telephone number is (212) 924-5500.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Stock offered by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The Company's Common Stock to which this Prospectus relates are being offered by the Selling Stockholders. On February 14, 1997, BAZ Acquisition Corp. ("BAZ"), a wholly owned subsidiary of the Company, was merged (the "Merger") with and into Imagineer, Inc. ("Imagineer") pursuant to an Agreement and Plan of Merger dated as of February 14, 1997 between the Company, BAZ, Imagineer and the Selling Stockholders (the "Merger Agreement"). An aggregate of 88,888 shares of Common Stock offered hereby were issued to the Selling Stockholders in connection with the Merger.

     The following table states the number of shares of the outstanding Common Stock of the Company owned by the Selling Stockholders as of April 25, 1997, the number of such shares which may be sold for the account of the Selling Stockholders, and the number of such shares that will be owned by the Selling Stockholders assuming the sale of all the shares offered hereby.

                                                                       NUMBER OF
                                                                       SHARES OF         NUMBER OF SHARES
                                             NUMBER OF SHARES OF    COMMON STOCK TO       OF COMMON STOCK
      SELLING STOCKHOLDER                    COMMON STOCK OWNED        BE SOLD           OWNED AFTER SALE
-----------------------------------------    ------------------     ---------------      ----------------
Michael Globke ..........................           37,669             37,669                    0
Margaret Globke .........................           28,443             28,443                    0
Steven Smitham ..........................           14,814             14,814                    0
Donald Ewing ............................           12,962             12,962                    0

--------------------

     During the three years prior to the Company's acquisition of Imagineer, Michael Globke, Steven Smitham and Donald Ewing were employees of Imagineer. On the date hereof they are employees of a subsidiary of the Company. None of the Selling Stockholders was an employee or benefactor of the Company itself.

                           DESCRIPTION OF COMMON STOCK

     The Company is authorized to issue two classes of capital stock: Common Stock, par value one cent ($.01) per share, of which 60,000,000 shares are authorized; and Preferred Stock issuable in series, par value one cent ($.01) per share (herein referred to as the "Preferred Stock"), of which 1,000,000 shares are authorized. On April 18, 1997, 18,106,304 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding. The following is a brief summary of the provisions of the Common Stock and certain information relative to the Preferred Stock.

DIVIDENDS; VOTING RIGHTS; ELECTION OF DIRECTORS

     Dividends may be paid on the Common Stock at the discretion of the Board of Directors of the Company out of any funds of the Company legally available therefor after provision for dividends payable on the Preferred Stock, if any, as the Board of Directors may fix. Each holder of Common Stock is entitled to one vote for every share of Common Stock outstanding in his name on the stock register of the Company.

The Board of Directors of the Company, which is elected by the stockholders, is divided into three classes, with each class being as nearly equal in number as possible and with the three classes being elected in successive years. Each director is elected to serve for a term of three years or until his successor is elected and qualified. Each class currently consists of three directors. The holders of Common Stock have non-cumulative voting rights, which means that, until any series of Preferred Stock is issued, the holders of more than 50% of the stock voting for the election of directors can over a period of three years elect all of the directors if they choose to do so and, in such event, the holders of less than 50% of the stock remaining will not be able to elect any person or persons as directors.

LIQUIDATION RIGHTS

     Upon any distribution of the assets of the Company, the holders of the Common Stock are entitled to distribution of all assets of the Company remaining after the holders of each series of the Preferred Stock have been paid the preference or redemption price for their shares, if any, fixed by the Board of Directors of the Company at the time of the issuance of such series of Preferred Stock.

OTHER PROVISIONS

     No shares of the Common Stock of the Company are liable to any further calls or assessment or to any sinking fund provisions, preemptive rights, conversion rights or redemption provisions.

PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further action by the stockholders, to designate the terms, limitations, relative rights and preferences of, and to issue, series of Preferred Stock. Such series may be superior to the Common Stock as to dividends, distributions of assets (upon liquidation or otherwise), voting rights and sinking fund provisions, and may be convertible into shares of any other series or class of stock, including the Common Stock of the Company, if the Board of Directors so determines. No shares of Preferred Stock will be entitled to any preemptive rights.

STOCKHOLDER RIGHTS PLAN

     On January 30, 1997, the Board of Directors of the Company declared, and subsequently distributed, a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share at a price of $125 each, subject to adjustment. The Rights will expire on January 30, 2007, unless previously redeemed or exercised, although the Board may redeem the Rights at any time before they become exercisable. A full description and the terms of the Rights are set forth in a Rights Agreement dated as of January 30, 1997.

     Basically, the Rights will become exercisable if a person or group of affiliated or associated persons acquire beneficial ownership of 20% or more of the outstanding shares of the Common Stock, or if a tender offer or exchange offer is commenced or announced which would result in the beneficial ownership of 20% or more of the outstanding Common Stock by any person or group. The principal purpose of the Rights is to protect stockholders against coercive or unfair takeover attempts on terms less favorable than would be available in a transaction negotiated by the Board of Directors. The Rights are evidenced by the existing certificates for the Common Stock, and separate Rights certificates will be issued only in the event that the Rights become exercisable.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is The Bank of New York.

                              PLAN OF DISTRIBUTION

     The Company has been advised that the distribution of the Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the American Stock Exchange or such other national security exchanges on which the Company's Common Stock are listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers and such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent (which discounts or commissions from the Selling Stockholders or such purchasers will not exceed those customary in the type of transactions involved).

     Any broker-dealers that participate with the Selling Stockholders in the distribution of the Common Stock, may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the Common Stock by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

     Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker or dealer for the sale of the Common Stock through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the names of such broker-dealers,
(b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commission paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Common Stock covered by this Prospectus are being passed upon by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                     EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended October 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by the Company in connection with the offering described in this Registration Statement are as follows:

Registration fee ..................      $  694
Legal fees and expenses ...........       5,000
Accounting fees and expenses ......       1,000
Printing and duplicating expenses..         500
Miscellaneous expenses ............           0
                                         ------
  Total ...........................      $7,194
                                         ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1 of Article X of the Company's By-Laws, as amended, provides that the Company shall indemnify all persons whom it shall have power to indemnify from and against all expenses, liabilities or other matters to the fullest extent permitted by Sections 721 through 726 of the New York Business Corporation law as from time to time amended. Sections 721 through 726 of the New York Business Corporation Law set forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur in their capacity as such.

     Article Eighth of the Company's Certificate of Incorporation, as amended, furthermore, provides that no director of the Company is personally liable to the Company or its stockholders for damages for any breach of duty as a director unless a judgment or other final adjudication adverse to him establishes that his acts or omissions involved bad faith, intentional misconduct, a knowing violation of law or certain expressly prohibited acts, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

     The Company also has liability insurance policies in effect which cover certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors, or omissions committed by such person in his capacity as an officer or director.

ITEM 16. EXHIBITS.

     2.1 - Agreement and Plan of Merger dated as of February 14, 1997, among Bowne & Co., Inc., BAZ Acquisition Corp., Imagineer, Inc. and the Selling Stockholders.

     5.1 - Opinion of Simpson Thacher & Bartlett as to the validity of issuance of the Common Stock.

    23.1  -  Consent of Ernst & Young LLP.

    23.2  -  Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

    24.0  -  Powers of Attorney (included on page II-3 hereof).


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected on the form of prospectus filed with the Commission pursuant to Rule

     424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 25, 1997.

                                        BOWNE & CO., INC.

                                        By:  /s/ Robert M. Johnson
                                             -----------------------------
                                             Robert M. Johnson
                                             Chairman of the Board
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

     EACH PERSON WHOSE SIGNATURE APPEARS BELOW AUTHORIZES ROBERT M. JOHNSON AND DENISE K. FLETCHER, OR EITHER OF THEM, TO EXECUTE IN THE NAME OF EACH SUCH PERSON WHO IS THEN AN OFFICER OR DIRECTOR OF BOWNE & CO., INC. (EACH A "REGISTRANT") AND TO FILE A REGISTRATION STATEMENT ON FORM S-3 RELATING TO THE COMMON STOCK, AND ANY AMENDMENTS THERETO (AND ANY ADDITIONAL REGISTRATION STATEMENT RELATED THERETO PERMITTED BY RULE 462(b) PROMULGATED UNDER THE SECURITIES ACT OF 1933 (AND ALL FURTHER AMENDMENTS INCLUDING POST-EFFECTIVE AMENDMENTS THERETO)) NECESSARY OR ADVISABLE TO ENABLE THE REGISTRANT TO COMPLY WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY RULES, REGULATIONS AND REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, IN RESPECT THEREOF, IN CONNECTION WITH THE REGISTRATION OF THE SECURITIES WHICH ARE THE SUBJECT OF SUCH REGISTRATION STATEMENT, WHICH AMENDMENTS MAY MAKE SUCH CHANGES IN SUCH REGISTRATION STATEMENT AS SUCH ATTORNEY MAY DEEM APPROPRIATE.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      SIGNATURE                               TITLE                                    DATE
      ---------                               -----                                    ----
/s/ Robert M. Johnson             Chairman of the Board and Chief                 November 21, 1996
--------------------------        Executive Officer
    (Robert M. Johnson)

/s/ Denise K. Fletcher            Vice President, Chief Financial                 November 21, 1996
--------------------------        Officer (Principal Financial and
    (Denise K. Fletcher)          Accounting Officer)


/s/ James P. O'Neil               President, Chief Operating Officer,             November 21, 1996
--------------------------        and Director
   (James P. O'Neil)

/s/ Robert M. Conway              Director                                        November 21, 1996
--------------------------
    (Robert M. Conway)

/s/ Edward H. Meyer               Director                                        November 21, 1996
--------------------------
    (Edward H. Meyer)

/s/ H. Marshall Schwarz           Director                                        November 21, 1996
--------------------------
    (H. Marshall Schwarz)

/s/ Wendell M. Smith              Director                                        November 21, 1996
--------------------------
    (Wendell M. Smith)

/s/ Thomas O. Stanley             Director                                        November 21, 1996
--------------------------
    (Thomas O. Stanley)

/s/ Vincent Tese                  Director                                        November 21, 1996
--------------------------
    (Vincent Tese)

/s/ Richard R. West               Director                                        November 21, 1996
--------------------------
    (Richard R. West)

                                INDEX TO EXHIBITS

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
 NUMBER                           DESCRIPTION OF EXHIBITS                                PAGES
-------                           -----------------------                             ------------
  2.1    -     Agreement and Plan of Merger dated as of February 14, 1997, among
               Bowne & Co., Inc., BAZ Acquisition Corp., Imagineer, Inc. and the
               Selling Stockholders.


  5.1    -     Opinion of Simpson Thacher & Bartlett as to the validity of issuance of the Common Stock.

 23.1    -     Consent of Ernst & Young LLP.

 23.2    -     Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

 24.0    -     Powers of Attorney (included on page II-3 hereof).